Exhibit 99.1

PRESS RELEASE

NRG and GenOn Complete Merger, Creating Nation’s
Largest Competitive Power Generator

—Combined company has about 47,000 megawatts of generating capacity comprised of nearly 100 generating facilities in 18 states —

PRINCETON, NJ; and HOUSTON; December 14, 2012 — NRG Energy, Inc. (NYSE: NRG) and GenOn Energy, Inc. (NYSE: GEN) have completed their merger effective today, creating the largest competitive power generator in the United States. NRG now has a diverse fleet of almost 100 generation assets with a total capacity of approximately 47,000 megawatts (MW) concentrated in three domestic regions: East, Gulf Coast and West.

“Today, we usher in a new era of scale and scope in the American power industry, creating additional value for our shareholders and enhancing our ability to serve our growing retail energy customer base with safe, affordable and reliable power,” said David Crane, NRG’s President and CEO.

In connection with the consummation of the merger, GenOn Energy stockholders will receive a fixed ratio of 0.1216 shares of NRG common stock for each share of GenOn common stock, except that cash will be paid in lieu of fractional shares. GenOn common stock will cease being traded prior to the market opening Monday, Dec. 17, and will no longer be listed on the New York Stock Exchange.

With the merger completed, NRG is now dual headquartered, with financial and commercial headquarters in Princeton and operational headquarters in Houston. The combined fleet of conventional and renewable power generation facilities produced more than 104 terawatt-hours (TWh) of electricity in 2011 and can supply nearly 40 million homes.

About NRG Energy

NRG is at the forefront of changing how people think about and use energy. We deliver cleaner and smarter energy choices for our customers, backed by the nation’s largest independent power generation portfolio of fossil fuel, nuclear, solar and wind facilities. A Fortune 300 company, NRG is challenging the U.S. energy industry by becoming the largest developer of solar power, building the first privately-funded electric vehicle charging infrastructure, and providing customers with the most advanced smart energy solutions to better manage their energy use. In addition to 47,000 megawatts of generation capacity, enough to supply nearly 40 million homes, our retail electricity providers — Reliant, Green Mountain Energy and Energy Plus — serve more than two million customers. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Forward Looking Statements

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “will,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the transaction between NRG and GenOn, the combined company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and economic and market conditions.

Forward-looking statements are not a guarantee of future performance and actual events or results may differ materially from any forward-looking statement as result of various risks and uncertainties, including, but not limited to, those relating to: impact of the transaction on relationships with customers, suppliers and employees, the ability to finance the combined business post-closing and the terms on which such financing may be available, the financial performance of the combined company following completion of the transaction, the ability to successfully integrate the businesses of NRG and GenOn, the ability to realize anticipated benefits of the transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations, the effects of competition or regulatory intervention, financial and economic market conditions, access to capital, the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness.

Additional information concerning other risk factors is contained in NRG’s and GenOn’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond NRG’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made, and NRG does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. All subsequent written and oral forward-looking statements concerning NRG, the transaction, the combined company or other matters and attributable to NRG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

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Media:	Investors:

Lori Neuman	Chad Plotkin
609.524.4525	609.524.4526

Dave Knox	Stefan Kimball
713.537.2130	609.524.4527

David Gaier
609.524.4529